Exhibit 99.1

Fangda Partners

http://www.fangdalaw.com

中国上海市石门一路288号	电子邮件	E-mail:	email@fangdalaw.com
兴业太古汇香港兴业中心二座24楼	电 话	Tel.:	86-21-2208-1166
邮政编码：200041	传 真	Fax:	86-21-5298-5599
	文 号	Ref.:	25CF0350

24/F, HKRI Centre Two, HKRI Taikoo Hui,

288 Shi Men Yi Road,

Shanghai 200041, China

To: Alibaba Group Holding Limited (阿里巴巴集團控股有限公司)

July 21, 2025

Re: Legal Opinion on Certain PRC Law Matters

Dear Sirs,

We are lawyers qualified in the People’s Republic of China (the “PRC”, which, for the purpose of this opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and, as such, are qualified to issue this opinion on PRC Laws (as defined below).

We are acting as the legal advisers on PRC Laws (as defined below) for Alibaba Group Holding Limited (the “Company”) solely in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, in connection with the proposed offer to exchange all of (i) outstanding 4.875% Senior Notes due 2030; (ii) outstanding 5.250% Senior Notes due 2035; and (iii) outstanding 5.625% Senior Notes due 2054 (collectively, the “Outstanding Notes”) for an equal principal amount of  (i) 4.875% Senior Notes due 2030; (ii) 5.250% Senior Notes due 2035; and (iii) 5.625% Senior Notes due 2054 (collectively, the “Exchange Notes”) (the “Exchange Offer”).

Fangda Partners

http://www.fangdalaw.com

中国上海市石门一路288号	电子邮件	E-mail:	email@fangdalaw.com
兴业太古汇香港兴业中心二座24楼	电 话	Tel.:	86-21-2208-1166
邮政编码：200041	传 真	Fax:	86-21-5298-5599
	文 号	Ref.:	25CF0350

24/F, HKRI Centre Two, HKRI Taikoo Hui,

288 Shi Men Yi Road,

Shanghai 200041, China

As used herein, (A) “PRC Authority(ies)” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC; (B) “PRC Laws” means the laws and regulations of the PRC effective and available to the public as of the date hereof and does not include any informal interpretation made by any PRC Authority, which may or may not be consistent with our Opinion hereunder; (C) “Governmental Authorizations” means any approval, consent, waiver, sanction, permit, authorization, certificates, filing, registration, exemption, permission, annual inspection, qualification and license required by the applicable PRC Laws and to be obtained from any PRC Authority; (D) “PRC Material Subsidiaries” means the principal subsidiaries of the Company incorporated in the PRC, a detailed list of which is set forth in Part I of Appendix A hereto, and each, a PRC Material Subsidiary; (E) “Material VIEs” means the principal variable interest entities incorporated in the PRC and controlled by the Company, a detailed list of which is set forth in Part II of Appendix A hereto, and each, a Material VIE; and (F) “Material PRC Group Entities” means any and all of (i) PRC Material Subsidiaries and (ii) Material VIEs, and each, a Material PRC Group Entity.

In so acting, we have examined the originals or copies of documents provided to us by the Company and the Material PRC Group Entities and such other documents, corporate records, certificates, Governmental Authorizations and other instruments as we have deemed necessary or advisable for the purpose of rendering this Opinion, including, without limitation, originals or copies of the agreements listed in Appendix B hereof (the “Contractual Arrangements”), the Transaction Documents and the certificates issued by the PRC Authorities (collectively, the “Documents”).

In reviewing the Documents and for the purpose of this Opinion, we have assumed:

(1)	the genuineness of all the signatures, seals and chops;

Fangda Partners

http://www.fangdalaw.com

中国上海市石门一路288号	电子邮件	E-mail:	email@fangdalaw.com
兴业太古汇香港兴业中心二座24楼	电 话	Tel.:	86-21-2208-1166
邮政编码：200041	传 真	Fax:	86-21-5298-5599
	文 号	Ref.:	25CF0350

24/F, HKRI Centre Two, HKRI Taikoo Hui,

288 Shi Men Yi Road,

Shanghai 200041, China

(2)	the authenticity of the Documents submitted to us as originals and the conformity with the originals of the Documents provided to us as copies and the authenticity of such originals;

(3)	the truthfulness, accuracy, completeness and fairness of all the Documents, as well as the factual statements contained in such Documents;

(4)	that the Documents (other than the Contractual Arrangements) provided to us remain in full force and effect up to the date of this Opinion and have not been revoked, amended, varied or supplemented except as otherwise indicated in such Documents;

(5)	that all information (including factual statements) provided to us by the Company and the Material PRC Group Entities in response to our enquiries for the purpose of this Opinion is true, accurate, complete and not misleading, and that the Company and the Material PRC Group Entities have not withheld anything that, if disclosed to us, would reasonably cause us to alter this Opinion in whole or in part;

(6)	that all parties other than the Material PRC Group Entities have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties;

(7)	that all parties other than the Material PRC Group Entities have duly executed, delivered and performed the Documents to which they are parties, and all parties will duly perform their obligations under the Documents to which they are parties;

(8)	that all Governmental Authorizations and other official statements or documentation obtained from competent PRC Authorities that were provided to us as part of the Documents were obtained by lawful means in due course; and

Fangda Partners

http://www.fangdalaw.com

中国上海市石门一路288号	电子邮件	E-mail:	email@fangdalaw.com
兴业太古汇香港兴业中心二座24楼	电 话	Tel.:	86-21-2208-1166
邮政编码：200041	传 真	Fax:	86-21-5298-5599
	文 号	Ref.:	25CF0350

24/F, HKRI Centre Two, HKRI Taikoo Hui,

288 Shi Men Yi Road,

Shanghai 200041, China

(9)	that all the Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them, other than PRC Laws.

I.	Opinions

Based on the foregoing and subject to the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:

(1)            Based on our understanding of the current PRC Laws (a) the ownership structure of the Material PRC Subsidiaries and the Material Variable Interest Entities, both currently and immediately after giving effect to the Exchange Offer, does not and will not violate applicable PRC Laws; and (b) each of the VIE Agreements is valid, binding and enforceable in accordance with its terms and applicable PRC Laws, and will not violate applicable PRC Laws.  However, there are substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the PRC Authorities will take a view that is not contrary to or otherwise different from our opinion stated above.

(2)            The statements set forth in the Registration Statement under the heading  “Taxation — PRC Taxation”, to the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, subject to the qualifications therein, constitute our opinion on such matters.

(3)            The statements set forth in the Registration Statement under the heading “Risk Factors” and “Enforceability of Civil Liabilities”, to the extent that they constitute matters of PRC Laws or summaries of the provisions of legal documents therein described, are correct and accurate in all material aspects, and nothing has been omitted from such statements which would make the same misleading in any material aspect.

Fangda Partners

http://www.fangdalaw.com

中国上海市石门一路288号	电子邮件	E-mail:	email@fangdalaw.com
兴业太古汇香港兴业中心二座24楼	电 话	Tel.:	86-21-2208-1166
邮政编码：200041	传 真	Fax:	86-21-5298-5599
	文 号	Ref.:	25CF0350

24/F, HKRI Centre Two, HKRI Taikoo Hui,

288 Shi Men Yi Road,

Shanghai 200041, China

II.	Qualifications

This Opinion is subject to the following qualifications:

(1)            This Opinion is subject to, in so far as it relates to the validity and enforceability of a contract, (i) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, (ii) possible judicial, arbitral or administrative actions or any PRC Laws affecting creditors’ rights, (iii) certain equitable, legal or statutory principles affecting the validity and enforceability of contractual rights generally under concepts of public interest, interests of the State, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (iv) any circumstance in connection with formulation, execution or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary at the conclusions thereof; and (v) any possible judicial discretion, discretion arbitration tribunal or of administrative action affecting creditors’ rights or with respect to the availability of indemnifications or injunctive relief, remedies or defenses, the calculation of damages, the entitlement to attorney’s fees and other costs, the waiver of immunity from jurisdiction of any court or from legal process.

(2)            This Opinion is subject to the discretion of any competent PRC legislative, administrative, judicial or arbitral bodies in exercising their authority to implement, interpret, apply and/or change PRC Laws in the PRC.

(3)            This Opinion relates only to PRC Laws and we express no opinion as to any other laws and regulations. This Opinion is based on PRC Laws currently in force as of the date of this opinion. There is no assurance that any of such PRC Laws, or the interpretation of implementation thereof, will not be changed, amended, revoked or replaced in the immediate future or in the longer term with or without retrospective effect.

(4)            Where certain facts were not, or may not be practical to be verified by us, we have relied upon certificates or statements or representations issued or made by relevant PRC Authorities, third party entities, the appropriate representatives of the Company or any Material PRC Group Entity with the proper powers and functions without further independent investigation.

Fangda Partners

http://www.fangdalaw.com

中国上海市石门一路288号	电子邮件	E-mail:	email@fangdalaw.com
兴业太古汇香港兴业中心二座24楼	电 话	Tel.:	86-21-2208-1166
邮政编码：200041	传 真	Fax:	86-21-5298-5599
	文 号	Ref.:	25CF0350

24/F, HKRI Centre Two, HKRI Taikoo Hui,

288 Shi Men Yi Road,

Shanghai 200041, China

(5)            This Opinion is intended to be used in the context which is specially referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently.

(6)            This Opinion is subject to change and qualification by reason of change of law and circumstances, lapse of time and other matters. We express no opinion as to the rights, obligations or other matters arising subsequent to the date hereof, and we assume no obligation to advise you or any other person or entity of any changes to our opinion subsequent to the date hereof.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly submitted to the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Fangda Partners

Fangda Partners